Exhibit 99.1

TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Repackaged American General Floating Rate Trust Certificates, Series 2003-1

*CUSIP:	76027YAA2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 10, 2008.

INTEREST ACCOUNT

Balance as of July 15, 2008	$0.00
Scheduled Income received on securities	$0.00
Unscheduled Income received on securities	$0.00

LESS:
Distribution to Class A-1 Holders	$-0.00
Distribution to Class A-2 Holders	$-0.00
Distribution to Depositor	$-0.00
Distribution to Trustee	$-0.00
Balance as of October 10, 2008	$0.00

PRINCIPAL ACCOUNT

Balance as of July 15, 2008	$0.00
Scheduled Principal received on securities	$0.00

LESS:
10/10/2008 - Distribution in-kind of $15,000,000 principal amount of securities to Holders of $15,000,000 Certificates	$-0.00
Balance as of October 10, 2008	$0.00

UNDERLYING SECURITIES HELD AS OF October 10, 2008

Principal Amount	Title of Security
$0	American General Corporation 7 1/2% Notes due July 15, 2025 *CUSIP: 026351AU0

CREDIT SUPPORT HELD AS OF October 10, 2008

Notional Amount	Description of Credit Support
$15,000,000	Swap Agreement Dated as of July 2, 2003 between the Trust and Lehman Brothers Derivative Products Inc.

Effective with the completion of the distribution described above, the Repackaged American General Floating Rate Trust Certificates, Series 2003-1, are null and void and the American General Floating Rate Trust Certificates, Series 2003-1 Trust is terminated.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.